Exhibit 10.1

TERMINATION AGREEMENT

This Termination Agreement (this “Agreement”) is made and entered into as of April 13, 2023 by and among BJ’s Restaurants, Inc., a California corporation (the “Company”), SC 2018 Trust LLC, a Delaware limited liability company (“Trust LLC”), and BJ’s Act III, LLC, a Delaware limited liability company (“BJ’s Act III,” and, collectively with Trust LLC, the “Investor Parties”) (each of the Company, Trust LLC and BJ’s Act III, a “Party” to this Agreement, and collectively, the “Parties”).

RECITALS

WHEREAS, the Investor Parties and the Company are parties to an Amended and Restated Investor Rights Agreement, dated November 24, 2020 (the “IRA”);

WHEREAS, Keith Pascal (“Pascal”) is currently serving as a member of the Board of Directors of the Company (the “Board”) and is an Investor Approved Board Member (as such term is defined in the IRA);

WHEREAS, Pascal’s service as a member of the Board will terminate effective upon completion of the Company’s 2023 Annual Meeting of Shareholders (the “Annual Meeting”), currently scheduled for June 15, 2023; and

WHEREAS, the Parties wish to terminate the IRA effective upon the termination of Pascal’s service as a director of the Company and completion of the election of the Company’s Board at the Annual Meeting.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree that as follows:

1.    Definitions. Capitalized terms used in this Agreement and not otherwise defined shall have the respective meanings assigned to them in the IRA.

2.    Termination of IRA. Effective on the later to occur of (i) the termination of Pascal’s service as a member of the Board, or (ii) election of the members of the Board at the Annual Meeting (the “Effective Date”), the IRA shall automatically terminate and be of no further force and effect; provided, however, that the confidentiality obligations of the Investors under Section 7 of the IRA shall continue to apply with respect to Confidential Information provided to, or otherwise obtained by, the Investors prior to the Effective Date. For the avoidance of doubt, the Registration Rights Agreement, dated May 5, 2020, between the Company and the Investor Parties shall survive the termination of the IRA and shall remain in full force and effect in accordance with its terms.

3.    Standstill. Notwithstanding anything to the contrary contained in the IRA, the standstill obligations of the Investors under Section 3 of the IRA shall not terminate until the Effective Date and the Parties agree that a voluntary resignation of Pascal from the Board prior to the Effective Date shall not constitute a Standstill Termination Event under the IRA.

4.    Non-Disclosure Agreement. Notwithstanding anything to the contrary contained herein, the Parties agree that (i) the Non-Disclosure Agreement, dated October 3, 2019, among the Company, Noah Elbogen and Trust LLC (as it may be amended or supplemented from time to time, the “NDA”), shall remain in effect following termination of the IRA, and (ii) BJ’s Act III shall be deemed a Representative (as defined in the NDA) of Trust LLC for purposes of the NDA and, as such, Noah Elbogen may share Confidential Information (as defined in the NDA) with BJ’s Act III under the terms and subject to the restrictions of the NDA.

5.    Acceleration of Vesting of Pascal Restricted Stock Awards. The Company agrees that the award of 3,510 restricted stock units granted to Pascal in January 2023 under the Company’s Equity Incentive Plan shall be fully-vested as of the Effective Date.

6.    Specific Performance. Each of the Investor Parties, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other Party hereto would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable by the remedies available at law (including the payment of money damages).  It is accordingly agreed that the Investor Parties, on the one hand, and the Company, on the other hand (in each case, the “Moving Party”), shall each be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof, and the other Party hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. This Section 5 is not the exclusive remedy for any violation of this Agreement.

7.    Miscellaneous.

(a)    Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of California. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Los Angeles County, California, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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(b)    Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Parties; provided that a facsimile or .pdf signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or .pdf signature.

(c)    Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)    Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the Parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the Parties or the practical realization of the benefits that would otherwise be conferred upon the Parties. The Parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e)    Entire Agreement; Amendment and Waiver. This Agreement contains the entire understanding of the Parties with respect to the matters covered herein.  Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor Representative. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.  Any amendment or waiver effected in accordance with this Section 6(e) shall be binding upon each Investor Parties and the Company. No such amendment shall be effective to the extent that it applies to less than all of the Investor Parties.

(f)    Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by electronic mail; or (iii) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be:

If to the Company:	BJ’s Restaurants, Inc. 7755 Center Avenue Huntington Beach, California 92647 Attention: Greg Levin E-mail: glevin@bjsrestaurants.com

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with a copy (for informational purposes only) to:	Elkins Kalt Weintraub Reuben LLC 10345 W. Olympic Blvd. Los Angeles, CA 90064 Attention: Robert Steinberg, Esq. E-mail: rsteinberg@elkinskalt.com

If to the Investor Parties:	23 Prescott St. Brookline, MA 02446 Attention: Ron Shaich E-mail: ronshaich@act3holdings.com

with a copy (for informational purposes only) to:	McDermott Will & Emery LLP 444 West Lake Street, Suite 4000 Chicago, IL 60606-0029 Attention: Heidi Steele, Esq. E-mail: hsteele@mwe.com

If to the Investor Representative:	Ron Shaich 23 Prescott St. Brookline, MA 02446 E-mail: ronshaich@act3holdings.com

with a copy (for informational purposes only) to:	McDermott Will & Emery LLP 444 West Lake Street, Suite 4000 Chicago, IL 60606-0029 Attention: Heidi Steele, Esq. E-mail: hsteele@mwe.com or to such other address and/or e-mail address and/or to the attention of such other Person as the recipient Party has specified by written notice given to each other Party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s e-mail containing the time, date, recipient e-mail address or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by e-mail or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

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(g)    Successors and Assigns. The terms and conditions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors, heirs, and permitted assigns.  No Party shall assign this Agreement or any rights or obligations hereunder without, with respect to any Investor, the prior written consent of the Company, except to an Affiliate of Buyer, and with respect to the Company, the prior written consent of the Investor Representative.

(h)    No Third Party Beneficiaries. This Agreement is intended solely for the benefit of the Parties and their respective successors, heirs and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i)    Interpretation; Absence of Presumption.

(i)    When a reference is made in this Agreement to an Article, Section, Schedule or Exhibit, such reference shall be to an Article, Section, Schedule or Exhibit of this Agreement unless otherwise indicated.

(ii)    Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(iii)    The words “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits) and not to any particular provision of this Agreement.

(iv)    The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.

(v)    Any agreement, instrument or statute defined or referred to in this Agreement means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes.

(vi)    Each of the Parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by each of the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of this Agreement.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the Parties as of the date hereof.

BJ’S RESTAURANTS, INC.

By: /s/ Gregory S. Levin
Gregory S. Levin, CEO and President

[Signature Page to the Termination Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the Parties as of the date hereof.

BJ’S ACT III, LLC

By: /s/ Ronald M. Shaich
Ronald M. Shaich, Authorized Signatory

SC 2018 TRUST LLC

By: /s/ Ronald M. Shaich
Ronald M. Shaich, Authorized Signatory

[Signature Page to Termination Agreement]